UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2017

U-VEND, INC.

(Exact name of registrant specified in charter)

Delaware	333-165972	22-3956444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1507 7th Street, #425 Santa Monica, California		90401
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (855) 558-8363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communication pursuant for Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Current Report on Form 8-K

U-Vend, Inc.

November 16, 2017

Item 3.02

Unregistered Sales of Equity Securities.

On November 16, 2017, the Company and an existing equipment lessor agreed to extend the term of one of the Company’s outstanding equipment leases until December 31, 2019. As consideration for the extension, the Company issued warrants to acquire 250,000 shares of the Company’s common stock to the equipment lessor. The warrants have an exercise price of $0.07 per share, and a term of five years. The warrants were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

The information set forth below in Item 5.02 of this current report is incorporated by reference into this Item 3.02.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, the Company’s Board of Directors approved the grant of 200,000 restricted shares of the Company’s common stock to each of three directors of the Company for their service on the Board.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth below in Item 5.07 of this current report is incorporated by reference into this Item 5.03.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On November 22, 2017, shareholders of the Company holding a majority of the outstanding shares of the Company’s common stock approved, by written consent, an increase in the number of shares reserved under the Company’s 2011 Equity Incentive Plan (the “Plan”) by 10,000,000 shares. After this increase of 10,000,000 shares, the total number of shares of common stock reserved under the Plan totals 15,000,000 shares. As of November 26, 2017, the Company had outstanding stock options to purchase 4,658,150 shares issued under the Plan to employees, directors and outside consultants. On November 16, 2017, the Company’s Board of Directors approved the increase of the 10,000,000 shares reserved under the Plan.

On November 16, 2017, the Company’s Board of Directors approved a resolution that directs the Company to take all necessary steps to amend the Company’s certificate of incorporation to change the Company corporate name to BoxScore Brands, Inc. or a similar name, and change the stock trading symbol to reflect such change, subject to FINRA approval of such symbol change and the affirmative vote of holders of a majority of the shares of the Company’s common stock, as and when determined by the Board of Directors.

On November 22, 2017, shareholders of the Company holding a majority of the outstanding shares of the Company’s common stock approved, by written consent, the change of the Company’s corporate name to BoxScore Brands, Inc. or a similar name, and change the stock trading symbol to reflect such change, subject to FINRA approval of such symbol change, as and when determined by the Board of Directors.

Item 8.01.

Other Events.

On November 16, 2017, the Company agreed to extend the expiration date of a senior debtholder’s outstanding warrants to purchase approximately 18,000,000 shares of the Company’s common stock to December 31, 2019. All other terms and conditions of those warrants remain the same.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Vend, Inc.

	By:	/s/ David Graber
David Graber, Chief Executive Officer

November 28, 2017

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